As filed with the Securities and Exchange Commission on March 20, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Paramount Global
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
04-2949533
(I.R.S. Employer Identification No.)
1515 Broadway
New York, New York 10036
(212) 258-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christa A. D’Alimonte, Esq.
Executive Vice President, General Counsel and Secretary
Paramount Global
1515 Broadway
New York, New York 10036
(212) 258-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lona Nallengara
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

PARAMOUNT GLOBAL

Debt Securities
Preferred Stock
Class A Common Stock
Class B Common Stock
Warrants

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together or separately:

•	debt securities;
•	preferred stock;
•	voting Class A Common Stock;
•	non-voting Class B Common Stock; and
•	warrants representing rights to purchase any of the other securities that may be sold under this prospectus.

The debt securities may be convertible into or exchangeable for Class A Common Stock, Class B Common Stock or preferred stock, and the preferred stock may be convertible into or exchangeable for Class A Common Stock or Class B Common Stock.

Our voting Class A Common Stock and non-voting Class B Common Stock are listed and traded on The Nasdaq Global Select Market under the symbols “PARAA” and “PARA,” respectively.

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page i of this prospectus.

When we offer securities we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a delayed or continuous basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2023.

RISK FACTORS

Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus or into the applicable prospectus supplement in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing the “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add to, update or change information contained in this prospectus. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in such offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.” You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”

In this prospectus we use the terms “Paramount Global,” “we,” “us,” and “our” and similar words to refer to Paramount Global, a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document incorporated by reference into this prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such date.

Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our Class A Common Stock and Class B Common Stock are listed on The Nasdaq Global Select Market under the symbols “PARAA” and “PARA,” respectively.

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INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including filings made after the date of this prospectus and until the offering of the particular securities covered by a prospectus supplement has been completed.

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed on February 16, 2023);
(b)	Our Current Reports on Form 8-K filed on March 3, 2023 and March 9, 2023;
(c)	Our Definitive Proxy Statement on Schedule 14A filed on March 17, 2023 (to the extent incorporated in Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and
(d)	The description of our Class A Common Stock and Class B Common Stock contained in our Form 8-A filed on December 4, 2019, and any amendment or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website is paramount.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement. You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: Paramount Global, 1515 Broadway, New York, New York 10036, Attn: Investor Relations, Telephone Number: (212) 258-6000.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer viewership, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive industries, including cost increases; our ability to maintain attractive brands and to offer popular content; changes in consumer behavior, as well as evolving technologies and distribution models; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; risks related to our ongoing investments in new businesses, products, services, technologies and other strategic activities; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; the impact of COVID-19 and other pandemics and measures taken in response thereto; liabilities related to discontinued operations and former businesses; the loss of existing or inability to hire new key employees or secure creative talent; strikes and other union activity; volatility in the price of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the SEC, including but not limited to our reports on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein, and in the section entitled “Risk Factors” on page i of this prospectus. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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THE COMPANY

We are a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. We operate through the following segments:

•	TV Media. Our TV Media segment consists of our (1) domestic and international broadcast networks and owned television stations; (2) domestic and international extensions of our cable networks; and (3) domestic and international television studio operations, and production and distribution of first-run syndicated programming.
•	Direct-to-Consumer. Our Direct-to-Consumer segment consists of our portfolio of domestic and international pay and free streaming services.
•	Filmed Entertainment. Our Filmed Entertainment segment consists of our production and acquisition of films, series and short-form content for release and licensing in media around the world, including in theaters, on streaming services, on television, and through digital home entertainment and DVDs.

We were organized as a Delaware corporation in 1986. In December 2019, we changed our name to ViacomCBS Inc. in connection with the merger of Viacom Inc. and CBS Corporation. In February 2022, we changed our name to Paramount Global. Our principal offices are located at 1515 Broadway, New York, New York 10036. Our telephone number is (212) 258-6000 and our website is paramount.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement.

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USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the proceeds, net of transaction costs, from the sale of our securities for general corporate purposes, including, but not limited to, repayment of borrowings, working capital, acquisitions, capital expenditures and discretionary share repurchases. Such proceeds may be temporarily invested pending use. We will not receive any of the proceeds from the sale of securities by any selling security holders.

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DESCRIPTION OF DEBT SECURITIES

The following description of Paramount Global’s debt securities to be issued under the Indenture (as defined below) summarizes the general terms and provisions of its debt securities to which any prospectus supplement may relate. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, the Indenture. Paramount Global will describe the specific terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its debt securities in the prospectus supplement relating to that series. References to “Paramount Global” in this description refer only to Paramount Global and not its consolidated subsidiaries, unless the context requires otherwise.

Paramount Global may issue its debt securities from time to time, in one or more series under a base indenture dated as of March 27, 2020, between Paramount Global (formerly known as ViacomCBS Inc.) and Deutsche Bank Trust Company Americas, as trustee, or another trustee named in a prospectus supplement. We refer to this indenture, as may be supplemented from time to time, as the “Indenture.” The trustee under the Indenture is called the “Trustee.”

The Indenture does not limit the amount of debt securities that may be issued thereunder. The Indenture provides that debt securities may be issued up to an aggregate principal amount authorized by Paramount Global and may be payable in any currency or currency unit designated by Paramount Global.

General

Paramount Global may issue debt securities from time to time and offer its debt securities on terms determined by market conditions at the time of their sale. Paramount Global may issue debt securities in one or more series with the same or various maturities and at the same or various prices including at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. Paramount Global will describe the material United States federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.

You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;
•	the percentage of the principal amount (i.e., price) at which Paramount Global will issue the debt securities;
•	the date(s) on which the debt securities will mature;
•	the annual interest rate(s) of the debt securities, or the method of determining the rate(s);
•	the date(s) on which any interest will be payable, the date(s) on which payment of any interest will commence and the regular record date(s) for the payment of interest;
•	the terms of any mandatory or optional redemption(s), including any provisions for sinking, purchase or other similar funds or repayment options;
•	the currency unit(s) for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;
•	if the currency unit(s) for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at Paramount Global’s election or the purchaser’s election, the manner in which the election may be made;
•	if the amount of payments on the debt securities is determined by an index based on one or more currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts will be determined;
•	the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;
•	the terms and conditions upon which the debt securities may be convertible into or exchangeable for common stock, preferred stock, indebtedness or other debt or equity securities of any person, including Paramount Global;
•	information with respect to book-entry procedures, if any;
•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the debt securities; and
•	any other specific terms of the debt securities not inconsistent with the Indenture.

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If Paramount Global sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, any material United States federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, debt securities will be issued in U.S. dollars.

Unless specified otherwise in a prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee in New York, New York. However, Paramount Global may make payment of interest, at its option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the Trustee, Paramount Global or its agents.

Unless specified otherwise in a prospectus supplement, Paramount Global will issue the debt securities in registered form and in denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any debt securities, but Paramount Global may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

Paramount Global’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any Paramount Global subsidiary upon its liquidation, reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Paramount Global’s claims as a creditor of the subsidiary may be recognized.

Ranking

Any senior debt securities will be senior unsecured obligations of Paramount Global and will rank equally in right of payment with all of Paramount Global’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Any subordinated debt securities will be unsecured obligations of Paramount Global and will be subordinated in right of payment to Paramount Global’s Senior Indebtedness (as defined below).

Any debt securities will be effectively subordinated to any secured indebtedness of Paramount Global to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of debt that Paramount Global or its subsidiaries can incur.

In addition, Paramount Global conducts its operations through subsidiaries, which generate a substantial portion of Paramount Global’s consolidated operating income and cash flow. As a result, distributions or advances from Paramount Global’s subsidiaries are a major source of funds necessary to meet Paramount Global’s debt service and other obligations. Contractual provisions, laws or regulations, as well as a subsidiary’s financial condition and operating requirements, may limit the ability of Paramount Global to obtain cash required to pay Paramount Global’s debt service obligations, including payments on the debt securities. The debt securities (whether senior or subordinated obligations of Paramount Global) will be structurally subordinated to all obligations of Paramount Global’s subsidiaries including claims with respect to trade payables. This means that holders of the debt securities of Paramount Global will have a junior position to the claims of creditors of Paramount Global’s subsidiaries on the assets and earnings of such subsidiaries. As of December 31, 2022, Paramount Global’s direct and indirect subsidiaries and other consolidated entities had approximately $65 million of indebtedness outstanding, including finance lease obligations.

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Global Securities

Paramount Global may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Paramount Global may issue global securities in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may only be transferred among the depositary, its nominees and any successors.

The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities, or by Paramount Global if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

•	the applicable depositary or its nominee, with respect to interests of depositary participants; and
•	the records of depositary participants, with respect to interests of persons other than depositary participants.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will:

•	not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;
•	not receive, or be entitled to receive, physical delivery of any debt security of that series in definitive form; and
•	not be considered the owners or holders thereof under the Indenture governing the debt securities.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

Further Issues

Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without notice to or the consent of the holders, for issuances of additional debt securities of such series.

Payment and Paying Agents

Any payments of principal, premium or interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither Paramount Global, the Trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Paramount Global expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. Paramount Global also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

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Merger, Consolidation or Sale of Assets

Under the terms of the Indenture, Paramount Global generally would be permitted to consolidate or merge with or into another entity or sell or convey all or substantially all of Paramount Global’s respective property and assets to another entity, subject to Paramount Global meeting all of the following conditions:

•	immediately after such consolidation, merger, sale or conveyance, no Event of Default (as defined below) shall have occurred and be continuing;
•	the surviving entity to such consolidation or merger (if other than Paramount Global) or entity to which such sale or conveyance is made must be a corporation, association, company (including limited liability company) or business or statutory trust organized under the laws of the United States or a state of the United States;
•	the resulting entity (if other than Paramount Global) must agree through a supplemental indenture to be legally responsible for the debt securities and the performance and observance of all the covenants and conditions of the Indenture;
•	Paramount Global must deliver certain certificates and documents to the Trustee; and
•	Paramount Global must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Paramount Global may merge or consolidate with, or sell all or substantially all of its assets to any of its Subsidiaries. References in this section to the sale or conveyance of “all or substantially all of its property and assets” mean property and assets contributing, in the aggregate, at least 80% of the total consolidated revenues of Paramount Global as of its last available quarterly or annual report filed with the SEC.

In the event that Paramount Global consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for Paramount Global under the Indenture and Paramount Global shall be discharged from all of its obligations under the Indenture.

Limitations on Liens

Paramount Global covenants in the Indenture that it will not create, assume or suffer to exist any Lien on any of its properties or assets, without securing the debt securities at least equally and ratably with (or prior to) the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of Paramount Global’s total consolidated assets as of the end of Paramount Global’s most recent accounting period preceding the creation or assumption of any such Lien (reduced by the Attributable Debt related to any permitted sale and leaseback arrangement). See “—Limitations on Sale and Leaseback Transactions” below. The restrictions do not apply to Finance Leases or Indebtedness that is secured by:

•	Liens existing, in the case of any series of debt securities, on the date such series of debt securities are issued;
•	Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition or otherwise, including through merger or consolidation);
•	Liens in favor of Paramount Global or its Subsidiaries; and
•	Liens existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and purchase money Liens.

The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

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Limitations on Sale and Leaseback Transactions

Paramount Global covenants in the Indenture that neither Paramount Global nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) that has been or is to be sold or transferred by Paramount Global or the Restricted Subsidiary to the person unless:

•	the sale and leaseback arrangement involves a lease for a term of not more than three years;
•	the sale and leaseback arrangement is entered into between Paramount Global and any Subsidiary of Paramount Global or between Subsidiaries of Paramount Global;
•	Paramount Global or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property involved in the sale and leaseback arrangement at least equal in amount to the Attributable Debt with respect to the sale and leaseback arrangement pursuant to the first paragraph under “—Limitations on Liens” above without being required to equally and ratably secure the debt securities;
•	the proceeds of the sale and leaseback arrangement are at least equal to the fair market value of the Principal Property (as determined in good faith by the Board of Directors of Paramount Global (the “Board of Directors”)) and Paramount Global applies an amount equal to the greater of the net proceeds of the sale or the Attributable Debt with respect to the sale and leaseback arrangement within 180 days of such sale to either (or a combination) of (i) the retirement (other than the mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of long-term debt for borrowed money of Paramount Global or a Subsidiary of Paramount Global (other than debt that is subordinated to the debt securities or debt to Paramount Global or a Subsidiary of Paramount Global), or (ii) the purchase, construction or development of other comparable property; or
•	the sale and leaseback arrangement is entered into within 180 days after the initial acquisition by Paramount Global or such Restricted Subsidiary, as the case may be, of the Principal Property subject to the sale and leaseback arrangement.

The term “Attributable Debt,” with regard to a sale and leaseback arrangement of a Principal Property, is defined in the Indenture as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by the Board of Directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of the applicable series then outstanding), compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture.

The term “Principal Property” is defined in the Indenture to include any parcel of real property and related fixtures or improvements (other than telecommunications equipment, including, without limitation, satellite transponders) owned by Paramount Global or any Restricted Subsidiary and located in the United States, the aggregate book value of which on the date of determination exceeds $1.5 billion, other than any such real property and related fixtures or improvements that are determined in good faith by the Board of Directors not to be of material importance to the total business conducted by Paramount Global and its Subsidiaries, taken as a whole. As of the date of this prospectus, neither Paramount Global nor any of its Subsidiaries own any Principal Property.

Defaults and Remedies

Holders of debt securities will have specified rights if an Event of Default (as defined below) occurs in respect of the debt securities of that series, as described below.

The term “Event of Default” in respect of the debt securities of a particular series means any of the following:

•	Paramount Global does not pay interest on a debt security of such series within 30 days of its due date;
•	Paramount Global does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration, redemption or otherwise;
•	Paramount Global remains in breach of a covenant or warranty in respect of the Indenture for 60 days after Paramount Global receives a written notice of default; such notice must be sent by either the Trustee or holders of at least 25% in principal amount of such series of outstanding debt securities;
•	Paramount Global files for bankruptcy or other events of bankruptcy, insolvency or reorganization specified in the Indenture occur; or
•	any other Event of Default that may be specified for the debt securities of such series when such series is created.

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If an Event of Default has occurred, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the Trustee or any holder of debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity with respect to a series of debt securities may be rescinded and annulled, under specified circumstances, by the holders of a majority in principal amount of the outstanding debt securities of such series.

Except in cases of default, where the Trustee has special duties, the Trustee is not required to take any action under the Indenture at the request of holders unless the holders offer the Trustee reasonable protection from costs, expenses, claims and liability satisfactory to the Trustee. If a reasonable indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances specified in the Indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders of a series of debt securities are allowed to bypass the Trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of such series, the following must occur:

•	holders must give the Trustee written notice of a continuing Event of Default with respect to such series;
•	holders of at least 25% in principal amount of the outstanding debt securities of such series must make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;
•	the holders must offer to the Trustee indemnity reasonably satisfactory to it against the costs, expenses, claims and liabilities to be incurred in compliance with such request;
•	the Trustee must have failed to institute any such proceeding for 60 days after receipt of the notice, request and offer of indemnity; and
•	holders of a majority in principal amount of the outstanding debt securities of such series must not have given the Trustee a direction inconsistent with the above request during such 60-day period.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.

Modification of the Indenture

The Indenture provides that Paramount Global and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:

•	evidencing the succession of another entity to Paramount Global and the assumption by any such successor of the covenants of Paramount Global contained in the Indenture and in the debt securities;
•	adding to Paramount Global’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred by the Indenture upon Paramount Global;
•	adding additional Events of Default;
•	changing or eliminating any provisions of the Indenture so long as there are no holders entitled to the benefit of the provisions;
•	establishing the form or terms of any series of debt securities; or
•	curing ambiguities or correcting any inconsistencies in the Indenture or making any other provisions with respect to matters or questions arising under the Indenture, as long as any such action does not adversely affect in any material respect the interest of the holders of debt securities of any series.

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With specific exceptions, the Indenture or the rights of the holders of the debt securities may be modified by Paramount Global and the Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding (all such series voting together as a single class); however, no modification may be made without the consent of the holders of each outstanding debt security affected, which would, among other things:

•	change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;
•	change the terms of any sinking fund with respect to any debt security;
•	reduce the principal amount of any debt security, or the rate of interest thereon, or any premium on, any debt security upon redemption or repayment at the option of the holder;
•	change any obligation of Paramount Global to pay additional amounts as contemplated by the Indenture;
•	change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;
•	impair the right to sue for the enforcement of any payment on or with respect to any debt security;
•	modify the provisions of the Indenture with respect to the mandatory redemption of debt securities or repayment of the debt securities at the option of the holders in a manner adverse to any holder of the debt securities;
•	adversely affect any right to convert or exchange any debt security as may be provided pursuant to any supplemental indenture with respect to any series of debt securities;
•	reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, waive compliance with provisions of the Indenture or specific defaults and their consequences provided for in the Indenture;
•	modify any of the provisions in the Indenture relating to certain waivers; or
•	modify any of the provisions of the Indenture relating to the subordination of the debt securities in a manner adverse to any holders.

Meetings

The Indenture contains provisions for convening meetings of the holders of the debt securities of any or all series. Specific terms related to such meetings of the holders are described in the Indenture.

Defeasance and Covenant Defeasance

Paramount Global may elect either (i) to defease and be discharged from any and all obligations with respect to a series of the debt securities (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, Paramount Global must deliver to the Trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.

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Paramount Global may exercise its defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Paramount Global exercises its defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default. If Paramount Global exercises its covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which Paramount Global is released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Discharge of Obligations

Paramount Global’s obligations under the Indenture will cease to be of further effect with respect to a series of debt securities when:

•	either (a) all debt securities of that series have been delivered (except destroyed, lost or stolen debt securities which have been replaced or paid and debt securities for which payment money has theretofore been deposited in trust with the Trustee or paying agent or segregated and held in trust by Paramount Global and thereafter repaid to Paramount Global, or discharged from such trust in accordance with the Indenture) to the Trustee for cancellation, or (b) all such debt securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and Paramount Global has deposited or caused to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, as the case may be;
•	Paramount Global has paid or caused to be paid all sums payable by Paramount Global under the Indenture with respect to such series; and
•	Paramount Global has delivered to the Trustee an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register or in accordance with the procedures of the applicable depositary, if any.

Title

Paramount Global, the Trustee and any agent of Paramount Global or the Trustee may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

Paramount Global will replace any mutilated debt security at the expense of the holders upon surrender to the Trustee. Paramount Global will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the Trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity or security satisfactory to Paramount Global and the Trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

Concerning the Trustee

In specific instances, Paramount Global or the holders of a majority of the then outstanding principal amount of the debt securities of a series issued under the Indenture may remove the Trustee with respect to debt securities of such series and appoint a successor trustee. The Trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Trustee.

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The Trustee and any successor trustee must be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and shall have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the Trustee may also serve as trustee under other indentures relating to securities issued by Paramount Global or its affiliated companies and may engage in commercial transactions with Paramount Global and its affiliated companies. The initial Trustee under the Indenture is Deutsche Bank Trust Company Americas.

Subordination

In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of any subordinated debt securities, which may be senior or junior subordinated, summarizes the additional terms and provisions of such subordinated debt securities to which any prospectus supplement may relate. The specific terms of Paramount Global’s subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of subordinated debt securities will be described in the prospectus supplement relating to that series.

Any subordinated debt securities will be subordinated in right of payment to Paramount Global’s Senior Indebtedness to the extent set forth in the applicable prospectus supplement.

The payment of the principal of, premium, if any, and interest on any subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Paramount Global’s Senior Indebtedness. Paramount Global may not make payment of principal, premium, if any, sinking funds or interest, if any, on any subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on all Senior Indebtedness has been made or duly provided for.

For purposes of the description of any subordinated debt securities, the term “Senior Indebtedness” of Paramount Global means all Indebtedness of Paramount Global, except (a) Indebtedness that, pursuant to its terms, is subordinated in right of payment to other Indebtedness and (b) Indebtedness evidenced by an instrument that expressly provides that such Indebtedness is not Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include any liability for taxes owed or owing by Paramount Global or any trade payables.

Certain Definitions

The following definitions are applicable to the Indenture:

“Finance Lease” means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders and (y) theme park equipment and attractions) acquired or leased by such person and used in its business that is required to be recorded as a finance lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

“Indebtedness” of any person means, without duplication, (i) any obligation of such person for money borrowed; (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments; (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness; (iv) any obligation of such person under Finance Leases; and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that “Indebtedness” of such person shall not include any obligation of such person (i) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

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“Restricted Subsidiary” means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by Paramount Global or by one or more of its Subsidiaries, or by Paramount Global and one or more of its Subsidiaries, which is incorporated under the laws of a state of the United States, and which owns a Principal Property.

“Subsidiary” of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof, or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of the determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

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DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock that Paramount Global may offer. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, Paramount Global’s amended and restated certificate of incorporation, amended and restated bylaws and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety. References to “Paramount Global” in this description refer only to Paramount Global and not its consolidated subsidiaries, unless the context requires otherwise.

Terms of the Preferred Stock

Under Paramount Global’s amended and restated certificate of incorporation, Paramount Global is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has the authority, without approval of the stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the designations, powers, preferences and relative, participating, optional, dividend and other special rights of the shares of each such series and the qualifications, limitations, restrictions, conditions and other characteristics thereof as fixed by the Board of Directors. As of March 1, 2023, Paramount Global had designated 11.5 million preferred shares as the “5.75% Series A Mandatory Convertible Preferred Stock” (the “Series A Mandatory Convertible Preferred Stock”), of which approximately 10 million shares were outstanding. Shares of the Series A Mandatory Convertible Preferred Stock trade on The Nasdaq Stock Market LLC under the ticker symbol “PARAP.”

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;
•	the offering price(s);
•	the dividend rate(s), or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the date(s) from which dividends begin to accumulate;
•	any redemption or sinking fund provisions;
•	any conversion or exchange provisions;
•	any voting rights;
•	whether the preferred stock will be issued in certificated or book-entry form;
•	whether the preferred stock will be listed on a national securities exchange;
•	information with respect to any book-entry procedures;
•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and
•	any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the amended and restated certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities that Paramount Global may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by Paramount Global as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of Paramount Global. Each series of preferred stock will rank senior to the common stock and any other stock of Paramount Global that is expressly made junior to that series of preferred stock. However, the Board of Directors may not cause us to issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the Board of Directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class. The ability of the Board of Directors to provide for the issuance of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of Paramount Global or changes in our management.

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Paramount Global’s rights and the rights of holders of Paramount Global securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of Paramount Global upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent Paramount Global may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors or a duly authorized committee of the Board of Directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, Paramount Global will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.

No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or
•	in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, Paramount Global may not declare dividends or pay or set aside amounts for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Paramount Global or other capital stock of Paramount Global ranking junior to that series of preferred stock as to dividends and upon liquidation. Other than in connection with the distribution or trading of any of its capital stock, Paramount Global may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of Paramount Global ranking junior to that series of preferred stock as to dividends and upon liquidation.

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Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of Paramount Global, the holders of the preferred stock will have preference and priority over the common stock of Paramount Global and any other class of stock of Paramount Global ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of Paramount Global or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, Paramount Global may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement. The Board of Directors or a duly authorized committee of the Board of Directors may fix other terms of redemption, if any, of such series including, without limitation, redemption prices payable in shares of Class A Common Stock or Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

If less than all outstanding shares of a series of preferred stock is to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the Board of Directors or a duly authorized committee of the Board of Directors. From and after the redemption date, unless Paramount Global is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange.

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DESCRIPTION OF COMMON STOCK

The authorized common stock of Paramount Global as set forth in its amended and restated certificate of incorporation includes 55,000,000 shares of Class A Common Stock, par value $0.001 per share, and 5,000,000,000 shares of Class B Common Stock, par value $0.001 per share. Paramount Global is registering with the SEC shares of Class A Common Stock and Class B Common Stock, which may be offered by Paramount Global or one or more selling security holders to be identified in a prospectus supplement. References to “Paramount Global” in this description refer only to Paramount Global and not its consolidated subsidiaries, unless the context requires otherwise.

The descriptions set forth below and in any prospectus supplement are not complete, and are subject to, and qualified in their entirety by reference to, Paramount Global’s amended and restated certificate of incorporation and amended and restated bylaws and the General Corporation Law of the State of Delaware. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety.

General

All issued and outstanding shares of Class A Common Stock and Class B Common Stock are identical and the holders of such shares are entitled to the same rights and powers, except as provided in Paramount Global’s amended and restated certificate of incorporation as described below.

As of March 13, 2023, there were 40,704,341 shares of Class A Common Stock outstanding and 610,765,722 shares of Class B Common Stock outstanding.

Voting Rights. Holders of Class A Common Stock are entitled to one vote per share with respect to all matters on which the holders of Paramount Global common stock are entitled to vote and the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting separately as a class, is necessary to approve (i) any merger or consolidation of Paramount Global pursuant to which shares of Paramount Global common stock are converted into or exchanged for any other securities or consideration or (ii) certain transactions relating to Paramount Pictures Corporation and its subsidiaries or other Paramount Global subsidiaries involved in Paramount Global’s filmed entertainment business.

Holders of Class B Common Stock do not have any voting rights, except as required by Delaware law.

Generally, all matters to be voted on by the stockholders of Paramount Global must be approved by a majority of the aggregate voting power of the shares of capital stock of Paramount Global having voting power present in person or represented by proxy, except as required or may become required by our amended and restated certificate of incorporation, our amended and restated bylaws or applicable law.

Dividends. Holders of Class A Common Stock and Class B Common Stock share ratably in any cash dividend declared by the Board of Directors, subject to the rights and preferences of any outstanding preferred stock. The Board of Directors may, at its discretion, declare a dividend of any securities of Paramount Global or of another entity, to the holders of Class A Common Stock and Class B Common Stock in the form of (i) a ratable distribution of identical securities to the holders of Class A Common Stock and Class B Common Stock or (ii) a distribution of one class or series of securities to the holders of Class A Common Stock and another class or series of securities to the holders of Class B Common Stock, provided that the securities so distributed do not differ in any respect other than (x) differences in their rights (other than voting rights and powers) consistent in all material respects with the differences between Class A Common Stock and Class B Common Stock and (y) differences in their relative voting rights and powers, with the holders of Class A Common Stock receiving the class or series of such securities having the higher relative voting rights or powers (without regard to whether such voting rights or powers differ to a greater or lesser extent than the corresponding differences in the voting rights or powers of Class A Common Stock and Class B Common Stock provided in the amended and restated certificate of incorporation).

Conversion. So long as there are at least 5,000 shares of Class A Common Stock outstanding, each share of Class A Common Stock is convertible at the option of the holder of such share into one share of Class B Common Stock.

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Liquidation Rights. In the event of a liquidation, dissolution or winding-up of Paramount Global, all holders of Paramount Global common stock, regardless of class, are entitled to share ratably in any assets available for distributions to holders of shares of Paramount Global common stock subject to the preferential rights of any outstanding preferred stock.

Split, Subdivision or Combination. In the event of a split, subdivision or combination of the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Paramount Global common stock will be split, subdivided or combined proportionally.

Preemptive Rights. Shares of Class A Common Stock and Class B Common Stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of Paramount Global. The Board of Directors possesses the power to issue shares of authorized but unissued Class A Common Stock and Class B Common Stock without further stockholder action, subject to the requirements of applicable law and stock exchanges. The number of authorized shares of Class A Common Stock and Class B Common Stock could be increased with the approval of the holders of a majority of the outstanding shares of Class A Common Stock and without any action by the holders of shares of Class B Common Stock.

Other Rights. Paramount Global’s amended and restated certificate of incorporation provides that Paramount Global may prohibit the ownership and transfer of, or redeem, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of U.S. laws or regulations applicable to specified types of media companies.

Anti-Takeover Provisions of Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in addition to those relating to the voting rights of our common stock, may have the effect of delaying, deferring or preventing a change in Paramount Global ownership or changes in our management. These include provisions that:

•	authorize our Board of Directors to provide for the issuance, without stockholder approval, of up to 25,000,000 shares of preferred stock with rights fixed by the Board of Directors, which rights could be senior to those of the common stock;
•	limit the number of directors constituting the entire Board of Directors to a maximum of 20 directors;
•	provide that any vacancy on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director;
•	provide that a special meeting of stockholders may be called only by the affirmative vote of a majority of the Board of Directors or by our Chairman of the Board, or the Chief Executive Officer, and shall be called at the written request of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, acting together as a single class; and
•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other proposal to be acted upon at any annual or special meeting of stockholders.

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DESCRIPTION OF WARRANTS

The following description sets forth certain general terms of warrants that Paramount Global may offer. Paramount Global may issue warrants for the purchase of its debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock. Warrants may be issued independently or together with any debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock. The warrants are to be issued under warrant agreements to be entered into with a bank or trust company, as warrant agent, to be named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Paramount Global in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, any warrant agreement pursuant to which warrants may be issued. References to “Paramount Global” in this description refer only to Paramount Global and not its consolidated subsidiaries, unless the context requires otherwise.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;
•	the currency unit(s) for which warrants may be purchased;
•	the designation, aggregate principal amount, currency unit(s) and terms of debt securities which may be purchased upon such exercise;
•	the designation, number of shares and terms, as applicable, of the preferred stock, Class A Common Stock or Class B Common Stock purchasable upon exercise of the stock warrants and the price at which the shares of preferred stock, Class A Common Stock or Class B Common Stock may be purchased upon such exercise;
•	if applicable, the designation and terms of debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;
•	if applicable, the date on and after which the warrants and the related debt securities, preferred stock, Class A Common Stock, or Class B Common Stock will be separately transferable;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	whether the warrants will be issued in registered or bearer form;
•	a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the warrants; and
•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise of such warrants, including the right to receive payments of principal of, any premium on, or any interest on debt securities purchasable upon the exercise or to enforce the covenants in the applicable indenture or to exercise any rights as stockholders of Paramount Global, as described below under “—No Rights as Stockholders.” If Paramount Global maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of preferred stock, Class A Common Stock or Class B Common Stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which Paramount Global may extend the expiration date, unexercised warrants will become void.

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Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Paramount Global will, as soon as reasonably practicable, issue and deliver the debt securities or shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock, Class A Common Stock or Class B Common Stock, or a combination, subdivision or reclassification of preferred stock, Class A Common Stock or Class B Common Stock, in each case as applicable. In lieu of adjusting the number of shares of preferred stock, Class A Common Stock or Class B Common Stock purchasable upon exercise of each stock warrant, Paramount Global may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Paramount Global may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Paramount Global will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of Paramount Global as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of preferred stock, Class A Common Stock or Class B Common Stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its stockholders, with respect to Paramount Global.

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PLAN OF DISTRIBUTION

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including but not limited to:

•	the name(s) of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•	the offering price of the securities and the proceeds to us or the selling security holders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We or one or more selling security holders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or one or more selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We also may sell offered securities directly.

We or one or more selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Paramount Global or one or more selling security holders, as the case may be, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or one or more selling security holders, as the case may be, pay for soliciting these contracts.

Dealers, agents and underwriters may be entitled to indemnification by us and/or any selling security holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the dealers, agents or underwriters may be required to make in respect thereof. Dealers, agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II INFORMATION

NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Paramount Global in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

Amounts to be paid
Registration fee	$ *
Legal fees and expenses	**
Blue Sky fees	**
Printing	**
Trustee fees and expenses	**
Rating agency fees	**
Accounting fees and expenses	**
Miscellaneous	**
TOTAL	$ **

*	To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.
**	Estimated expenses not presently known.
Item 15.	Indemnification of Directors and Officers.

Paramount Global is incorporated in the State of Delaware.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

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Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, the director’s act or omission was not in good faith or which involved intentional misconduct or a knowing violation of the law, the director willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase, or where the director obtained an improper personal benefit. Paramount Global’s amended and restated certificate of incorporation contains provisions that eliminate directors’ personal liability in certain circumstances, including the instances described above.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Paramount Global’s amended and restated certificate of incorporation and amended and restated bylaws provides that Paramount Global shall indemnify any person who was or is involved in, or is threatened to be involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of Paramount Global, or is or was serving at the request of Paramount Global as a director, officer or employee (including trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, Paramount Global shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

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Paramount Global’s amended and restated certificate of incorporation and amended and restated bylaws provide that, to the extent that a director, officer or employee of Paramount Global has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Indemnification Agreements. The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the amended and restated certificate of incorporation and the amended and restated bylaws of Paramount Global shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, Paramount Global is authorized to enter into an agreement with any director, officer or employee of Paramount Global providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of Paramount Global, that arises by reason of the fact that such person is or was a director, officer or employee of Paramount Global, or is or was serving at the request of Paramount Global as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct. Pursuant to the foregoing authorization, Paramount Global has entered into indemnification agreements with each of its directors.

Liability Insurance. Paramount Global may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of Paramount Global, or is or was serving at the request of Paramount Global as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Paramount Global would have the power to indemnify him or her against such liability under the provisions of the Paramount Global amended and restated certificate of incorporation or the amended and restated bylaws. Paramount Global has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the Delaware General Corporation Law.

Item 16.	Exhibits.

See Exhibit Index.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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EXHIBIT INDEX

Exhibit No	Description of Exhibit
1.1*	Form of Underwriting Agreement.
4.1	Amended and Restated Certificate of Incorporation of Paramount Global, effective February 16, 2022 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Paramount Global filed February 16, 2022).
4.2	Amended and Restated Bylaws of Paramount Global, effective December 16, 2022 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Paramount Global filed December 21, 2022).
4.3	Indenture, dated as of March 27, 2020, between Paramount Global (formerly known as ViacomCBS Inc.) and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (Registration No. 333-237426) of Paramount Global filed March 27, 2020).
4.4*	Form of Note.
4.5*	Form of Warrant.
4.6*	Form of Warrant Agreement.
5.1+	Opinion of Shearman & Sterling LLP as to the validity of the securities being registered.
23.1+	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Paramount Global
23.2+	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
24.1+	Powers of Attorney.
25.1+	Form T-1 Statement of Eligibility of the Trustee.
107+	Calculation of Filing Fee Table.

*	Executed versions of these documents will, if applicable, be filed by amendment or as an exhibit to a document to be incorporated by reference herein after the issuance of the securities to which they relate.
+	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 20, 2023.

PARAMOUNT GLOBAL (Registrant)
By: /s/ Robert M. Bakish
Name: Robert M. Bakish
Title President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Bakish	President and Chief Executive Officer; Director (Principal Executive Officer)	March 20, 2023
Robert M. Bakish
/s/ Naveen Chopra	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	March 20, 2023
Naveen Chopra
/s/ Katherine Gill-Charest	Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 20, 2023
Katherine Gill-Charest
*	Director	March 20, 2023
Candace K. Beinecke
*	Director	March 20, 2023
Barbara M. Byrne
*	Director	March 20, 2023
Linda M. Griego
*	Director	March 20, 2023
Robert N. Klieger
*	Director	March 20, 2023
Judith A. McHale
*	Director	March 20, 2023
Ronald L. Nelson
*	Director	March 20, 2023
Charles E. Phillips, Jr.
*	Non-Executive Chair	March 20, 2023
Shari Redstone
*	Director	March 20, 2023
Susan Schuman
*	Director	March 20, 2023
Nicole Seligman
*	Director	March 20, 2023
Frederick O. Terrell

*By: /s/ Christa A. D’Alimonte Christa A. D’Alimonte Attorney-in-Fact for the Directors